As filed with the Securities and Exchange Commission on June 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

(Address of principal executive offices)

Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan

Dennis B. Mullen

Chairman and Chief Executive Officer

Red Robin Gourmet Burgers, Inc.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Annita M. Menogan

Chief Legal Officer

Red Robin Gourmet Burgers, Inc.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

Ronald R. Levine, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	824,600	$33.07(2)	$27,269,522	$1,071.69(3)
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on June 2, 2008, as reported by The NASDAQ® Stock Market.

(3)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 824,600 shares of Common Stock available under the Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan as a result of an amendment to that Plan. A Registration Statement on Form S-8 (Registration No. 333-143458) was previously filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2007, to register 1,000,000 shares of Common Stock under the 2007 Performance Incentive Plan.

EXPLANATORY NOTE

Red Robin Gourmet Burgers, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (Registration No. 333-143458) (the “Prior Registration Statement”) relating to the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).  On May 29, 2008, the Company’s stockholders approved amendments to the 2007 Plan that, among other things, increased the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) available under the 2007 Plan from 1,000,000 shares to 1,824,600.  Accordingly, this Registration Statement is being filed to register the additional 824,600 shares of Common Stock.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.  All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

Exhibit No.	Description of Exhibit

4.1

Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (previously filed as Annex A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 29, 2008, and incorporated herein by reference).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 6th day of June, 2008.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Dennis B Mullen
Name:	Dennis B. Mullen
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dennis B. Mullen, Katherine L. Scherping, and Annita M. Menogan, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis B. Mullen	Chairman and Chief Executive Officer	June 6, 2008
Dennis B. Mullen	(Principal Executive Officer)

/s/ Katherine L. Scherping	Chief Financial Officer	June 6, 2008
Katherine L. Scherping	(Principal Financial Officer)

/s/ Edward T. Harvey, Jr.	Director	June 4, 2008
Edward T. Harvey, Jr.

/s/ Richard J. Howell	Director	June 5, 2008
Richard J. Howell

/s/ J. Taylor Simonton	Director	June 5, 2008
J. Taylor Simonton

/s/ Gary J. Singer	Director	June 4, 2008
Gary J. Singer

/s/ James T. Rothe	Director	June 4, 2008
James T. Rothe

/s/ Pattye L. Moore	Director	June 4, 2008
Pattye L. Moore

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

4.1

Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (previously filed as Annex A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 29, 2008, and incorporated herein by reference).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).